Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 No.’s 333-56576, 333-64246, 333-32666, 333-103622, 333-116449, 333-122708 and 333-126306) of our report dated June 10, 2008, with respect to the consolidated financial statements of Selectica, Inc., included in the Annual Report (Form 10-KSB) for the two year period ended March 31, 2008.
/s/ Armanino McKenna LLP
San Ramon, California
June 10, 2008